UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 3, 2005

D. R. Horton, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-14122	75-2386963
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

301 Commerce Street, Suite 500, Fort Worth, Texas		76102
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	817-390-8200

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.04. Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement.

On June 3, 2005, D.R. Horton, Inc. (the "Company") provided notice to U.S. Bank Trust National Association ("Trustee"), that the Company is calling all of its 9 3/8% Senior Notes due 2009 for full redemption on July 15, 2005 in accordance with the terms of the indenture governing the notes. The 9 3/8% Senior Notes were originally issued by Schuler Homes, Inc. and were assumed by D.R. Horton, Inc. in their merger in February 2002. The 9 3/8% Senior Notes will be redeemed at a price of $1,046.88 per $1,000 note outstanding, which will result in a redemption price of approximately $246 million in the aggregate to be paid by D.R. Horton on July 15, 2005. On July 15, 2005, accrued and unpaid semi-annual interest of $46.875 per $1,000 note, approximately $11 million in the aggregate, will be paid to holders of record as of July 1, 2005. Holders of the 9 3/8% Senior Notes will receive by mail or electronic notice a Notice of Full Redemption setting forth the redemption procedures.

A press release issued by the Company announcing the redemption is filed as exhibit 99.1 to this report.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits: 99.1 Press Release issued by D.R. Horton, Inc. on June 3, 2005.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

D. R. Horton, Inc.

June 3, 2005	By:	/s/ Bill W. Wheat

Name: Bill W. Wheat
Title: Executive Vice President & Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press Release issued by D.R. Horton, Inc. on June 3, 2005